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                                                                    EXHIBIT 4.1

                             SYNTROLEUM CORPORATION

                      1993 STOCK OPTION AND INCENTIVE PLAN
                        FIRST AMENDMENT AND RESTATEMENT
                          (Effective January 22, 2001)

1. Purpose

   The Syntroleum Corporation 1993 Stock Option and Incentive Plan is designed to enable employees of the Company, as well as selected independent contractors providing services to the Company, to acquire or increase their ownership of the common stock of the Company on reasonable terms. The opportunity so provided is intended to foster in participants a strong incentive to exert maximum effort for the continued success and growth of the Company and the enhancement of shareholder's interests, to aid in retaining individuals who exert such efforts and to assist in attracting the best available individuals in the future.

2. Definitions

   When used herein, the following terms shall have the meaning set forth below:

  2.1 "Award" means an Option, an SAR or a Restricted Stock Award.

  2.2 "Board" means the Board of Directors of the Company.

  2.3 "Code" Means the Internal Revenue Code of 1986 as amended from time to time.

  2.4 "Committee" means a committee of Directors appointed by the Board.

  2.5 "Company" means Syntroleum Corporation, a Delaware Corporation.

  2.6 "Director" means a member of the Board.

  2.7 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

  2.8 "Fair Market Value" means: (i) if the Company's shares are listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the NASDAQ system, the last reported sale price of the Shares on such exchange on the last business day prior to the date on which the value is to be determined, or if no such sale is made on such day, the average closing bid and asked prices for such day on such exchange; or (ii) if the Company's Shares are not so listed or admitted to unlisted trading privileges, the mean of the last report bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date for which the value is to be determined; or (iii) if the Company's Shares are not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, not less than book value, determined in such reasonable manner as may be prescribed by the Board, which determination shall be final and binding upon the Grantee.

  2.9 "Grantee" means a person to whom an Award is made.

  2.10 "Incentive Stock Option" or "ISO" means an Option awarded under the Plan which meets the terms and conditions established by Code Section 422 and applicable regulations thereunder for such an Option.

  2.11 "Non-Qualified Stock Option" or "NQSO" means an Option awarded under the Plan which by its terms and conditions is not an ISO.025

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  2.12 "Option" means the right to purchase, at a price, for a term, under conditions, and for cash or other considerations fixed by the Committee in accordance with such restrictions as the Plan and the Committee impose, a number of Shares specified by the Committee. An Option can be either an ISO or NQSO or a combination thereof.

  2.13 "Plan" means the Company's 1993 Stock Option and Incentive Plan.

  2.14 "Restricted Stock Award" means the grant of a right to receive, at a time or times fixed by the Committee in accordance with the Plan and subject to such other limitations and restrictions as the Plan and the Committee impose, the number of Shares specified by the Committee.

  2.15 "Right of First Refusal" means the right of the Company to repurchase Shares awarded under the Plan at their then Fair Market Value prior to such Shares being offered for sale to any other party. This right shall apply to all grantees and their guardians, legal representatives, joint tenants, tenants in common, heirs or successors. This right shall not apply to any Shares which are subject to a right of first refusal contained in any agreement between and among the Company and its Shareholders.

  2.16 "SAR" means a right to surrender to the Company all or a portion of an Option and to be paid therefor an amount, in cash or Shares, as determined by the Committee, provided that the amount of cash or the fair Market Value of Shares, as the case may be, shall be no greater than the excess, if any, of (i) the Fair Market Value, on the date such right is exercised, of the Shares to which the Option or portion thereof relates, over (ii) the aggregate option price of those Shares.

  2.17 "Securities Act" means the Securities Act of 1933, as amended.

  2.18 "Shares" means shares of the Company's common stock, par value $0.01 per share, or, if by reason of the adjustment provisions hereof any rights under an Award under the Plan pertain to any other security, such other security.

  2.19 "Subsidiary" means any business, whether or not incorporated, in which the Company, at the time an Award is granted or in other cases at the time of reference, owns directly or indirectly not less than 50% of the equity interest.

  2.20 "Successor" means the legal representative of the estate of a deceased Grantee or the person or persons who shall acquire the right to exercise an Option or an SAR, or to receive Shares issuable in satisfaction of a Restricted Stock Award, by bequest or inheritance or by reason of the death of the Grantee.

  2.21 "Term" means the period during which a particular Option or SAR may be exercised or the period during which the restrictions placed on a Restricted Stock Award are in effect.

3. Administration of The Plan

  3.1 The Plan shall be administered by the Committee, comprised from time to time of not fewer than three members.

  3.2 The Committee shall have plenary authority, subject to provisions of the Plan, to determine when and to whom Awards shall be granted, the Term of each award, the number of Shares covered by it, the participation by Grantee in other plans, and any other terms or conditions of each such Award. The number of Shares, the Term and other terms and conditions of a particular kind of Award need not be the same, even as to similarly situated Grantees. The Committee's actions in making Awards and fixing their size, Term, and other terms and conditions shall be final and conclusive on all persons.

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  3.3 The Committee shall have the sole responsibility for construing and interpreting the Plan, for establishing and amending such rules and regulations as it deems necessary or desirable for the proper administration of the Plan, and for resolving all questions arising under the Plan. Any decision or action taken by the Committee arising out of or in connection with the construction, administration, interpretation and effect of the Plan and of its rules and regulations shall, to the extent permitted by law, be within its absolute discretion, except as otherwise specifically provided herein, and shall be conclusive and binding upon all Grantees, all Successors, and any other person, whether that person is claiming under or through any Grantee or otherwise.

  3.4 The Committee shall designate one of its members as Chairman. It shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination reduced to writing and signed by all members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a Secretary, who needs not be a member of the Committee. The Committee may make such rules and regulations for the conduct of its business as it shall deem advisable.

  3.5 Service on the Committee shall constitute service as a Director of the Company, so that the members of the Committee shall be entitled to indemnification and reimbursement as Directors of the Company pursuant to its Bylaws and to any agreements between the Company and its Directors providing for indemnification.

4. Eligibility

   Awards may be made under the Plan to (i) individuals who are employees of the Company or a Subsidiary or who have agreed to become employees within six months of the grant date or (ii) individuals who are independent contractors providing services to the Company or a Subsidiary. Officers shall be employees for this purpose, whether or not they are also Directors. A Director who is not an employee of the Company or a Subsidiary shall not be eligible to receive an Award. Awards may be made to eligible employees or independent contractors whether or not they have received prior Awards under the Plan or under any previously adopted plan, and whether or not they are participants in other benefits plans of the Company or any Subsidiary.

5. Shares Subject to Plan

   The Company hereby reserves 5,000,000 Shares for issuance in connection with Awards under the Plan, subject to adjustment under Section 19. No individual may be granted, during any calendar year, Options or SARs exercisable for more than 100,000 Shares. The shares so issued may be unreserved Shares held in the treasury, however acquired, or Shares which are authorized but unissued. Any Shares subject to issuance upon exercise of Options or upon the lapsing of restrictions imposed in connection with the making of Restricted Stock Awards but which are not issued because of a surrender, lapse, expiration or termination of any such Option or Restricted Stock Award prior to issuance of the Shares shall once again be available for issuance in satisfaction of Awards. Shares withheld by the Company as payment of the exercise price pursuant to Section 13.4 or pursuant to a tax withholding election permitted under Section 21.2 hereof and Shares owned by a Grantee which are used in the exercise of an Option under Section 13.3 hereof shall be deemed issued under the Plan. In the event of the exercise of an SAR, the number of Shares reserved for issuance hereunder shall be reduced by the number of Shares covered by the SAR.

6. Granting of Options

  6.1 Subject to the terms of the Plan, the Committee may from time to time grant Options to persons eligible under Section 4 above. Only employees are eligible to be granted ISOs.

  6.2 The purchase price of each Share subject to Option shall be fixed by the Committee provided the purchase price shall not be less than 100% of the Fair Market Value of the Shares on the date the Option is granted.

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  6.3 Each Option shall expire and all rights to purchase Shares thereunder shall cease on the date fixed by the Committee.

  6.4 Each Option shall become exercisable at the time, and for the number of Shares, fixed by the Committee.

  6.5 Subject to the terms of the Plan, the Committee may make all or any portion of option Shares subject to a Right of First Refusal for any period of time set by the Committee at the time of Award.

7. Stock Appreciation Rights

  7.1 The Committee may, in its discretion, grant an SAR to the holder of an Option, either at the time the Option is granted or by amending the instrument evidencing the grant of the Option at any time after the Option is granted.

  7.2 Each SAR shall be for such Term, and shall be subject to such other terms and conditions, as the Committee shall impose. The terms and conditions may include Committee approval of the exercise of the SAR, limitations on the amount of appreciation which may be recognized with regard to such SAR, and specification of what portion, if any, of the amount payable to the Grantee upon his exercise of an SAR shall be paid in cash and what portion, if any, shall be payable in Shares. If and to the extent that Shares are issued in satisfaction of amounts payable on exercise of an SAR, the Shares shall be valued at their Fair Market Value on the date of exercise.

  7.3 Upon exercise of an SAR, the Option or portion thereof with respect to which such right is exercised shall be surrendered and shall not thereafter be exercisable. Upon exercise of an Option, any SAR or portion thereof granted with respect to such Option shall expire and shall not thereafter be exercisable.

8. Restricted Stock Awards

  8.1 Subject to the terms of the Plan, the Committee may grant eligible employees and independent contractors Restricted Stock Awards which shall entitle Grantees to receive Shares in the future for no cash consideration and which shall be subject to forfeiture if the Grantee's employment or service is terminated for any reason other than death, disability or retirement, and to such other terms and conditions (including attainment of performance objectives) as may be determined by the Committee.

  8.2 The terms and condition of any such award, including restrictions on transfer or on the ability of the Grantee to make elections with respect to the taxation of the Award without the consent of the Committee, shall be determined by the Committee.

  8.3 At the time of grant of a Restricted Stock Award, the Grantee shall receive written evidence of the Award in such form as may be approved by the Committee but shall not be entitled to issuance or delivery of a stock certificate evidencing the Shares covered by the Award until the lapse of the restrictions, pursuant to the Award. Upon the lapse of the restrictions, a certificate or certificates representing the number of Shares covered by the award, free and clear of all restrictions (except for those of the nature described in section 6.5), shall be issued and registered in the name of, and delivered to, the Grantee.

  8.4 The Committee may establish terms and conditions under which the Grantee of a Restricted Stock Award shall be entitled to receive a credit equivalent to any dividend payable with respect to the number of Shares which as of the record date for such dividends, shall be paid to the Grantee of the Restricted Stock Award at such time or times during the Restricted Stock Award, or at the time the Shares to which the dividend equivalents apply are delivered to the grantee, as the Committee shall determine. Any arrangement for the payment of dividend equivalents shall be terminated if, under the terms and conditions established by the Committee, the right to be issued shares pursuant to the terms of the Restricted Stock Award shall terminate.

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9. Non-transferability of Rights

   Unless the Committee specifically provides otherwise, no Award and no right under any Award shall be assignable or transferable otherwise than by will or the laws of descent and distribution and, except to the extent otherwise provided in Section 10, the rights and the benefits of any such award may be exercised and received, respectively, during the lifetime of the Grantee only by him or by his guardian or legal representative.

10. Death, Disability, Retirement and Other Termination of Employment

  10.1 Subject to the terms of the Plan, the Committee may make such provisions concerning exercise or lapse of Options or SARs upon the grantee's death, disability, retirement, or other termination of employment as it shall in its discretion determine.

  10.2 Subject to the provisions of the Plan, the Committee may make such provisions regarding the lapse of restrictions on Restricted Stock Awards as it shall in its discretion determine.

  10.3 Each grantee may name, from time to time, any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit or rights under the Plan is to be paid or transferred in case of his death before he receives any or all of such benefit or exercises such rights. Each designation will revoke all prior designations by the same Grantee, shall be in a form prescribed by the Committee, and will be effective only when filed by the Grantee in writing with the Committee during his lifetime. In the absence of any such designation, benefits or rights remaining unpaid or unexercised at the Grantee's death shall be paid to or shall be exercisable by his estate, subject to the terms hereof.

11. Provisions Relating to Change in Control

   Notwithstanding any provision in this Plan to the contrary, (i) the restrictions on all Restricted Stock Awards shall lapse immediately and (ii) all outstanding Options, together with any related SARs shall become exercisable immediately if either of the following events occur, unless otherwise determined by the Committee:

     (1) Any "person" (as defined in Sections 13(d) and 14(d) of the Exchange
  Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities.

     (2) At any time (not including any period prior to the adoption of this Plan) there shall cease to be a majority of the Board comprised as follows: individuals who at the beginning of such period constitute the Board and any new Director(s) whose election by the Board or nomination for election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved.

12. Writing Evidencing Awards

   Each Award granted under the Plan shall be evidenced by a writing which may, but need not, be in the form of an agreement to be signed by the Grantee. The writing shall set forth the nature and size of the Award, its Term, the other terms and conditions thereof, other than those set forth in the Plan, and such other information as the Committee directs. Acceptance of, or receipt of the benefits of, an Award by the Grantee shall be conclusively presumed to be assent to the terms and conditions set forth therein, whether or not the writing is in the form of an agreement to be signed by the Grantee.

13. Exercise of Rights Under Awards

  13.1 A person entitled to exercise an Option or SAR may do so by delivery of a written notice to that effect specifying the number of Shares with respect to which the Option or SAR is being exercised and any other information the Committee may prescribe.

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  13.2 The notice of exercise shall be accompanied by payment in full of the purchase price for any Shares to be purchased, with such payment being made in cash or, if permitted by the Committee, in shares having a Fair Market Value equivalent to the purchase price of such shares to be purchased, or a combination thereof.

  13.3 In lieu of delivery of a Stock certificate or certificates evidencing Shares tendered by the Grantee in payment of the purchase price in exercising an Option, the Grantee may, if authorized and pursuant to rules adopted by the Committee, furnish a notarized statement executed by the Grantee, in such form as prescribed by the Committee, as payment for all or a portion of the purchase price for such Shares. The statement shall recite the number of Shares being purchased by the Grantee pursuant to the Option and the number of Shares owned by the Grantee which otherwise could be freely delivered as payment of the purchase price by the Grantee based on their fair Market Value. The Grantee will then be issued a certificate for new Shares equal to the number of Shares acquired by the Grantee and described in the notarized statement. No Shares shall be issued upon exercise of an Option until full payment has been made therefor.

  13.4 In lieu of payment by the Grantee in cash or in Shares or by delivery of a notarized statement of ownership pursuant to Sections 13.2 and
       13.3 respectively, the Grantee may, pursuant to rules adopted by and with the consent of the Committee, elect to pay all or part of the purchase price for Shares pursuant to an exercise of an Option by requesting the Company to reduce the number of Shares otherwise issuable to the Grantee upon the exercise of the Option by the number of Shares with a Fair Market Value sufficient to pay the exercise price. Any such election shall be made by delivering written notice thereof to the Company, together with such information and documents as the Committee may prescribe, and shall be subject to approval by the Committee.

  13.5The notice of exercise of an SAR shall be in writing.

  13.6 Upon exercise of an Option or SAR, or after grant of a Restricted Stock Award but before a distribution of Shares in satisfaction thereof, the Grantee may request in writing that the shares to be issued in satisfaction of the Award be issued in the name of the Grantee and another person as joint tenants with right of survivorship or as tenants in common.

  13.7 All notices or requests to the Company provided for herein shall be delivered to the secretary of the Company.

14. Effective Date of the Plan and Duration

  14.1 The Plan became effective on May 10, 1993, and as amended and restated shall become effective on January 22, 2001, subject to the approval of the holders of a majority of outstanding shares present or represented and entitled to vote at a duly called meeting of shareholders within twelve months of such date.

  14.2 The Plan shall remain in effect until all Awards have been exercised or satisfied in accordance herewith, but no Awards may be granted under the Plan after January 22, 2011. The terms of any Award may be amended at any time prior to the end of its Term in accordance with the Plan.

15. Date of Award

   The date of an Award shall be the date on which the Committee's determination to grant the same is final, or such later date as shall be specified by the Committee in connection with its determination.

16. Shareholder Status

   No person shall have any rights as a shareholder by virtue of the grant of an Award under the Plan, except with respect to Shares actually issued to that person.


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17. Postponement Or Non-exercise

   The Company shall not be required to issue any certificate or certificates for Shares upon the exercise of an Option or SAR or upon the vesting of a Restricted Stock Award granted under the Plan prior to (i) the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable, (ii) the taking of any action in order to comply with restrictions or regulations incident to the maintenance of a public market for its Shares; and (iii) the completion of any registration or other qualification of such Shares under any state or Federal law or rulings or regulations of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable. The Company shall not be obligated by virtue of any terms and conditions of any Award or any provisions of the Plan to recognize the exercise of an Option or an SAR or to sell or issue shares in violation of the laws of any government having jurisdiction thereof. Any postponement or delay by the Company in recognizing the exercise of any Option or SAR or in issuing any Shares under a Restricted Stock Award or otherwise hereunder shall not extend the Term of an Option or SAR nor shorten the Term of any restriction attached to any Restricted Stock Award and neither the Company nor its directors or officers shall have any obligation or liability to the Grantee of an Award, to a Successor or to any other person with respect to any Shares as to which the Option or SAR shall lapse because of such postponement or as to which issuance under a Restricted Stock Award was delayed.

18. Termination, Suspension Or Modification of Plan

   The Board may terminate, suspend or modify the Plan at any time and in any manner, provided, however, that to the extent shareholder approval is required by the Code (with respect to ISOs) or is required by applicable law, the Board shall not, without authorization of the shareholders, effect any change (other than through adjustment for changes in capitalization or as otherwise herein provided) which:

    (i) increases the aggregate number of Shares for which Awards may be granted;

    (ii) lowers the minimum Option price that the Company may establish with respect to an Option grant; or

    (iii) increases the maximum amount a Grantee may be paid upon the exercise of an SAR.

   Notwithstanding the foregoing, (i) the Board may amend the Plan, without shareholder authorization, to comply with the Exchange Act or regulations issued thereunder, to effect registration of the Plan or securities issuable thereunder under the Securities Act or the laws of any state or to obtain any required regulatory approval and (ii) if amendments to the Code or to the Securities Act or Exchange Act, or regulations issued thereunder, are adopted after the date of adoption of the Plan, which amendments permit termination, suspension or modification of the Plan, including but not limited to the changes referred to above, without shareholder approval, no authorization by the Company's shareholders of any Board action hereunder shall be required.

   No termination, suspension or modification of the Plan shall adversely affect any right acquired by any Grantee or any Successor under an Award granted before the date of such termination, suspension or modification unless such Grantee or Successor shall consent but it shall be conclusively presumed that any adjustment for changes in capitalization as provided for herein does not adversely affect any such right.

19.Adjustments for Corporate Changes

  19.2 In the event of a recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation, rights offering, reorganization or liquidation, or any other change in the corporate structure or shares of the Company, the Committee shall (i) make such equitable adjustments, when appropriate, designed to protect against dilution or enlargement, in the number and kind of Shares authorized by the Plan and, with respect to outstanding Awards, in the number and kind of Shares covered thereby and in the Option price, and
       (ii) make such arrangements, which

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      shall be binding upon the holders of unexpired Option and SARs and outstanding Restricted Stock Awards, for the substitution of new Options, SARs or Restricted Stock Awards, for any unexpired Options, SARs or Restricted Stock Awards then outstanding under the Plan or for the assumption of any such unexpired Options and SARs and outstanding Restricted Stock Awards.

  19.3 In the event that the Company agrees (i) to sell or otherwise dispose of all or substantially all of the Company's assets, or (ii) to be wholly or partially liquidated, or (iii) to participate in a merger, consolidation or reorganization, or (iv) to sell or otherwise dispose of substantially all the assets of, or a majority interest in, a Subsidiary, then the Committee may determine that any and all Options granted under the Plan, in situations involving an event described in clauses (i) through (iii), and any and all Options granted to employees or independent contractors of the affected Subsidiary, in situations described in clause (iv), together with any related SARs, shall be immediately exercisable in full, and any and all Shares issuable pursuant to Restricted Stock Awards made under the Plan, in situations involving an event described in clauses (i) through (iii), and any and all Shares issuable pursuant to Restricted Stock Awards granted to employees or independent contractors of the affected Subsidiary, in situations described in clause (iv), shall be immediately issuable in full, free and clear of all restrictions except as described in Section 6.5 hereof. The Committee may also determine that any Options (and related SARs) not exercised, and any Restricted Stock Awards with respect to which restrictions shall not have lapsed, prior to any such event, or within such period of time thereafter (not to exceed 30 days) as the Committee shall determine, shall terminate.

  19.4 The grant of any Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets or the business, assets or the business, assets or stock of a Subsidiary.

20. Non-uniform Determination

   The Committee's determination under the Plan including, without limitation, determination of the persons to receive Awards, the form, amount and type of Awards (i.e., ISOs, NQSOs, SARs, Restricted Stock Awards), the terms and provisions of Awards and the written material evidencing such Awards, any amendments to the terms and provisions of any Awards, and the granting or rejecting of applications for delivery of Shares or affidavits of ownership in lieu of cash payments, need not be uniform and may be made selectively among otherwise eligible employees or independent contractors whether or not such employees or independent contractors are similarly situated.

21.Taxes

  21.1 The Company may pay, withhold or require a Grantee to remit to it amounts sufficient to satisfy the Company's federal, state, local or other tax withholding obligations attributable to any Awards after giving notice to the person entitled to receive such amount, and the Company may defer making payment of any Award if any such tax, charge or assessment may be pending until indemnified to its satisfaction.

  21.2 Subject to the consent of the Committee, in connection with (i) the exercise of an Option, (ii) lapse of restrictions on a Restricted Stock Award, or (iii) the issuance of any other Stock award under the Plan, a Grantee may make an irrevocable election to (a) have Shares otherwise issuable under (i) withheld, or (b) tender back to the Company Shares received pursuant to (i), (ii) or (iii), or (c) deliver back to the Company pursuant to (i), (ii) or (iii) previously-acquired Shares, having a Fair Market Value sufficient to satisfy all or part of the Company's total federal, state, local and other tax withholding obligations associated with the transaction. Any such election shall be made in the manner prescribed by the Committee. The Committee may disapprove of any election, may suspend or terminate the right to make elections, or may provide with respect to any Award under this Plan that the right to make elections shall not apply to such Awards.

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22. Tenure

   Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any participant the right to continue in the employment or service of the Company or any Subsidiary or affect any right which the Company or Subsidiary has to terminate the employment or service of such participant. An employee or independent contractor terminated for cause, as determined by the Company, shall forfeit all of his rights under the Plan, except as to Options or SARs already exercised and Restricted Stock Awards on which restrictions have already lapsed.

23. Application of Proceeds

   The proceeds received by the Company from the sale of its shares under the Plan shall be used for general corporate purposes of the Company and its Subsidiaries.

24. Other Actions

   Nothing in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including, by way of illustration and not by way of limitation, the right to grant options for proper corporate purposes otherwise than under the Plan to any employee or any other person, firm, corporation, association or other entity, or to grant options to, or assume options of, any person in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of all or any part of the business and assets of any person, firm, corporation, association or other entity.

25. Gender and Number

   Except when otherwise indicated by the context, words in the masculine gender when used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

26. Requirements of Law, Governing Law

   The granting of Awards and the issuance of shares of Stock shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws so the State of Delaware.

27. Effect On Other Plans

   Participation in this Plan shall not affect an employee's or independent contractor's eligibility to participate in any other benefit or incentive plan of the Company or a Subsidiary. Any Awards made pursuant hereto shall not be used in determining the benefits provided under any other plan of the Company or a Subsidiary unless specifically provided therein.

                               ----------------

         Approved by the Board of Directors effective January 22, 2001.

                                      B-9